Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Global 8 Environmental Technologies, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Javan Khazali, Principal Executive Officer and Chad Burback, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Financial Media Group, Inc. and will be retained by Financial Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 14, 2009	By: /s/ Javan Khazali
Javan Khazali
Principal Executive Officer

Date: May 14, 2009	By: /s/ Chad Burback
Chad Burback
Principal Accounting Officer